UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 4, 2025

Gulf Island Fabrication, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	001-34279	72-1147390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2170 Buckthorne Place, Suite 420

The Woodlands, Texas 77380

(Address of principal executive offices) (Zip Code)

(713) 714-6100

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	GIFI	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On June 4, 2025, the board of directors (the “Board”) of Gulf Island Fabrication, Inc. (the “Company”) approved (i) a $5 million increase of the authorization for its existing share repurchase program (as amended, the “Share Repurchase Program”) from $5 million to up to $10 million in the aggregate with respect to all repurchases of the Company’s common stock under the Share Repurchase Program, and (ii) an extension of the expiration of the Share Repurchase Program from December 15, 2025 to December 15, 2026. Following such amendment, as of June 4, 2025, the Company has approximately $5.6 million remaining available for repurchases under its Share Repurchase Program.

The timing and amount of any share repurchases under the Share Repurchase Program is at the discretion of management and may be made from time to time through transactions in the open market, in privately negotiated transactions or by other means in accordance with applicable laws. The Share Repurchase Program does not obligate the Company to repurchase any shares of the Company’s common stock and may be modified, increased or suspended or terminated at the discretion of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF ISLAND FABRICATION, INC.

		By:	/s/ Richard W. Heo
Richard W. Heo
President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)
Dated:	June 4, 2025